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                                                                      EXHIBIT 11

           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)


                                                                                    Three Months Ended
                                                                                       September 30,
                                                                             ----------------------------------
                                                                                  1995                1994
                                                                             -------------       --------------
Primary Earnings Per Share:

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $4,829              $1,143

Interest expense adjustment assuming conversion
   of options and warrants, net of tax  . . . . . . . . . . . . . . .                 136                   -
                                                                                   ------              ------
Net earnings applicable to common and
   common stock equivalents   . . . . . . . . . . . . . . . . . . . .              $4,965              $1,143

Average Common and Common Stock Equivalents:
   Average shares outstanding   . . . . . . . . . . . . . . . . . . .               6,075               6,050
   Common stock equivalents - assumed exercise of options (1)                         922                   -
                                                                                   ------              ------
      Average Common and Common Stock Equivalents   . . . . . . . . .               6,997               6,050
                                                                                   ======              ======
Primary Earnings Per Share  . . . . . . . . . . . . . . . . . . . . .              $ 0.71              $ 0.19
                                                                                   ======              ======

Fully Diluted Earnings Per Share:

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $4,829              $1,143

Interest expense adjustment assuming conversion
   of options and warrants, net of tax  . . . . . . . . . . . . . . .                  35                   -
                                                                                   ------              ------
Net earnings applicable to common and common
   stock equivalents  . . . . . . . . . . . . . . . . . . . . . . . .              $4,864              $1,143

Average Common and Common Stock Equivalents:
   Average shares outstanding   . . . . . . . . . . . . . . . . . . .               6,075               6,050

   Common stock equivalents - assumed exercise of options (1) . . . .                 922                   -
                                                                                   ------              ------
     Average Common and Common Stock Equivalents  . . . . . . . . . .               6,997               6,050
                                                                                   ======              ======
Fully Diluted Earnings Per Share  . . . . . . . . . . . . . . . . . .              $ 0.70              $ 0.19
                                                                                   ======              ======



(1) Common stock equivalents were antidilutive for the three months ended September 30, 1994.